EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8, Registration No. 333-65789) pertaining to the Dollar General Corporation 401(k) Savings and Retirement Plan of our report dated June 28, 2002, with respect to the financial statements and schedules of the Dollar General Corporation 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                      /s/  Ernst & Young LLP
                                                      ----------------------
                                                      Ernst & Young LLP


Nashville, Tennessee
June 28, 2002